                                                                                                                                                                                                                                                                                                                 EXHIBIT 10.1
JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (“JDA”) is entered into as of March 19, 2008 (“Effective Date”) by and between Molnlycke Health Care AB, a corporation incorporated under the laws of Sweden, with a principal place of business in Gothenburg, Sweden (“MHC”) and Quick-Med Technologies, Inc., a Nevada corporation, having its principal office at 902 NW 4th Street, Gainesville, Florida 32601 (hereinafter referred to as “QMT”).

WHEREAS

-	QMT is engaged inter alia in the development of technologies related to medical health care applications.

-	MHC is interested in incorporating QMT’s Quick-Med Technology into certain ***** products manufactured by MHC.

-	QMT is willing to grant to MHC licenses (the “Licenses”) to use certain Know-how and Patent(s), which is the subject of ongoing negotiations concerning a license agreement for same.

-	The Parties wish to commence with the tasks and responsibilities described in the so-called Joint Development Agreement (“JDA”), which is attached hereto as Attachment – JDA1.

NOW THEREFORE the Parties hereto hereby agree as follows.

1.           Performance of JDA.  The parties agree to perform in accordance with the terms of the JDA, as set forth in Attachment – JDA1, commencing immediately, and MHC agrees to pay the sums set forth in the JDA when they become due and owing as provided in the JDA.  For the purpose of clarity, the performance of the JDA by both Parties is understood as being an integral part of an ongoing cooperative project aimed at resulting in a commercially viable technology to be incorporated in the certain MHC products under a global technology license.  However, by entering into this JDA, both Parties acknowledge and understand that neither Party is obligated to enter into any other or further Agreement between each other.

2.           Term.  This JDA shall remain in force until 30 June 2008 or until the Parties sign a License Agreement covering the Know-how and Patents that are the subject of this JDA, whichever is first.

3.           Results from JDA.  The information, data, results, reports, deliverables and other outputs or outcomes from the performance of the JDA shall be jointly owned by both Parties during the term of the JDA, and shall be considered Confidential Information.

4.           Confidentiality.

4.1.           Unless otherwise agreed in writing, the Parties specifically covenant and agree to hold all Confidential Information, and any records and documents containing Confidential Information, in the strictest confidence, and will not disclose, divulge or reveal Confidential Information to any person or persons whomsoever other than (a) to its employees as necessary and appropriate for the exclusive purpose of enabling such employees to perform their ordinary, day-to-day duties associated with performing QMT’s work for or directly related to MHC; or (b) as specifically authorized by the non-disclosing Party in writing.

4.2.           “Confidential Information” as used herein means ideas, designs, records, plans, drawings, intellectual property, products, product samples, processes, systems, documents, writings, manuals, inventions, discoveries, formulae, prices, price lists, practices,   business plans, business methods, trade secrets, and all other information designated by the Parties individually or jointly to be “Confidential Information” (in writing, orally, or otherwise), with the sole exception of information available to the general public, without restriction.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

5.           Cooperation.  If applicable, QMT shall provide reasonable cooperation with MHC in preparing and filing any patent applications on the MHC Technology.

6.           Independent Contractors.  When performing under this JDA, QMT and MHC shall act at all times as independent parties.  Nothing contained herein shall be construed or applied so as to create the relationship of principal and agent or of employer and employee between QMT and MHC.  Neither party shall make any commitment or incur any charge or expense in the name of the other party.

7.           Controlling Law.  The validity and interpretation of this JDA shall be governed by and construed in accordance with the laws of New York state, USA, without reference to the choice of law or conflicts principles of such state which might be otherwise applicable.

8.           Notices.  All notices, reports and receipts shall be in writing and shall be deemed duly given on (i) the date of personal or courier delivery; (ii) the date of transmission by facsimile or other electronic transmission service, provided a confirmation copy if also sent no later than the next business day by postage paid, return receipt requested first-class mail; or (iii) three (3) business days after the date of deposit in the United States mails, by postage paid, return receipt requested first-class mail, addressed as follows:

If to MHC:
BENGT NETSNER
_______________________________
MÖLNLYCKE HEALTH CARE AB
_______________________________

_BOX 130 80 SE – 402 52__________

  SE – 402 52____________ ________

_GÖTEBORG    SWEDEN___________:

With copy to:

Robert M. Bennison, Esq.
Senior Vice President of Legal, Regulatory, and Quality Affairs
The Arenson Centre
Arenson Way
Dunstable, Bedfordshire LU5 5UL
UK
Facsimile: +44 (0) 1582 676 195

If to           Quick-Med Technologies, Inc.

__QUICK-MED TECHNOLOGIES, INC._

___902 N.W. FOURTH STREET________

___GAINESVILLE, FL 32601 U.S.A. ____

____Attn: DR. JERRY OLDERMAN, V.P._:

With copy to:

Nam H. Nguyen
Chief Financial Officer
Quick-Med Technologies, Inc.
1600 S. Dixie Hwy., Suite 504
Boca Raton, Florida 33432
U.S.A.
Facsimile: +1 561 416 1390

Either party may change its mailing address by written notice to the other party in accordance with this Section 10.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

9.           Severability.  Whenever possible, each provision of this JDA shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this JDA shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this JDA.

10.           Captions or Headings.  The captions and/or headings in this JDA are for convenience only, and are not to be construed as part of the JDA and shall not limit, characterize or in any way affect the interpretation of this JDA.  If any conflict exists between the headings and the contents of a provision, the contents shall prevail.

11.           Counterparts.  This JDA may be executed in counterparts, including by means of facsimiled signature pages, any one of which need not contain the signature of more than one party, each of which shall be deemed an original, but all of which together shall constitute the entire JDA.

12.           Waiver.  The failure or delay of either party to insist upon the other party’s strict performance of the provisions in this JDA or to exercise in any respect any right, power, privilege, or remedy provided for under this JDA shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this JDA shall continue in full force and effect.

13.           Assignment.  The rights and obligations under this JDA shall accrue to be binding upon the assigns and successors to the business of the respective parties; provided, however that neither party may assign this JDA or any right or duty hereunder without the express written consent of the other party to this JDA which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, MHC may assign this JDA to an affiliate without QMT’s consent.

14.           Entire Agreement.  This JDA constitutes the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes all prior discussions and agreements between them relating thereto.  No waiver, modification or amendment to this JDA shall be valid unless in writing, signed by authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this JDA to be executed by their duly authorized officers as of the date first above written.

MOLNLYCKE HEALTH CARE AB

By:/s/ Karen Woosey
Its: Karen Woosey, International Product Director
Date: _March 19, 2008_____________________

QUICK-MED TECHNOLOGIES, INC.

By:/s/ J. Ladd Greeno
Its: J. Ladd Greeno, Chief Executive Officer
Date:     April 4, 2008______________________

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

ATTACHMENT – JDA1

*****

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.